EXHIBIT 10.9

                         Debt Settlement Agreement

     THIS DEBT SETTLEMENT AGREEMENT is dated effective the 12th day of December, 2001.

BETWEEN: LMC CAPITAL CORP., a body corporate, duly incorporated pursuant to the laws of the State of Nevada, and having offices at Suite 2602 - 1111 Beach Ave., Vancouver, BC V6E 1T9

(the "Company")

AND: ETIFF HOLDINGS, INC., a body corporate, duly incorporated pursuant to the laws of the State of Delaware and having its offices at 8025 Excelsior Drive, Suite 200 Madison, Wisconsin 53717

(the "Creditor")

AND: K-TRONIK INT'L CORP., a body corporate, duly incorporated pursuant to the laws of the State of California and having its offices at 290 Vincent Avenue
          3rd Floor, Hackensack NJ 07601

          ("K-Tronik")

AND: EIGER TECHNOLOGIES INC., a body corporate, duly incorporated pursuant to the laws of the Province of British Columbia and having its offices at 330 Bay
          Street, Toronto, Ontario M5H 2S8

          ("Eiger")

A. The COMPANY, K-TRONIK, EIGER and ETIFF (a wholly owned subsidiary of EIGER) have agreed, pursuant to a share purchase agreement dated effective November 29, 2001 (the "K-Tronik Agreement"), that the Company and ETIFF are to engage in a reverse acquisition of the Company by ETIFF which results in ETIFF holding a majority of the issued and outstanding shares of LMC and which will also result in the Company holding all of the issued and outstanding shares of K-Tronik.

B. ETIFF is owed the sum of $4,071,000 by K-Tronik (the "Debt") which sum includes principal and interest accruing to date.

C. Pursuant to the K-Tronik Agreement, the Company has agreed on Closing to settle the Debt of K-Tronik, which is to be its subsidiary, and to issue to ETIFF, in full and final satisfaction of the Debt, 4,071,000 shares of its common stock (the "Shares"). ETIFF has agreed to accept the Shares in full and final satisfaction of the Debt.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 paid by the Company to the Creditor, the receipt and sufficiency of which is hereby acknowledged by the Creditor, and subject to the terms and conditions hereinafter set out, the parties hereto have agreed and do hereby agree as follows:

1. Eiger, to the extent that it has not already done so, hereby acknowledges that it has no further interest in and to the Debt and that the Debt has been assigned to ETIFF in consideration of the issuance to Eiger of shares of ETIFF. K-Tronik, to the extent that it has not already done so, agrees to this assignment of the Debt to ETIFF and consents to it.

2. Subject to the closing of the K-Tronik Agreement and subject to the terms hereof, the Company agrees to issue, and the Creditor agrees to accept, the Shares in full and complete satisfaction of the Debt.

3. Subject to the closing of the K-Tronik Agreement and upon delivery of the Shares to the Creditor, the Creditor releases and forever discharges the Company and K-Tronik, their successors and assigns, from all manner of actions, suits, debts, dues, accounts, bonds, contracts, claims and demands whatsoever which against the Company and K-Tronik it ever had, now has, or which its successors or assigns or any of them hereafter may have, by reason of the Debt owing by K-Tronik to the Creditor.

4. The Creditor acknowledges and agrees that the issuance of the Shares by the Company shall be conditional upon the closing of the reverse acquisition contemplated by the K-Tronik Agreement.

5. The Creditor acknowledges that there are no representations or warranties given by the Company or its Directors or Officers concerning the value of the Shares. The Creditor further acknowledges that this is not a formal proposal pursuant to any bankruptcy legislation.

6. The Creditor acknowledges that the distribution of the Shares is exempted from the registration and prospectus requirements of the Securities Act of 1933 and accordingly any resale or further distribution of the Shares is subject to the registration requirements of said Act unless an exemption from resale registration can be found. The Creditor acknowledges that the distribution to it of the Shares does not constitute a "public" sale or distribution as contemplated in Section 4(2) of the Securities Act of 1933.

7. The parties hereto agree to execute all further documents and assurances as may be necessary to give effect to the intent expressed herein.

8. Notwithstanding any other term contained herein, the Creditor shall be entitled, in its sole discretion, to terminate this Agreement at any time prior to the issuance of the Shares by the Company.

9. Save and except as concerns the K-Tronik Agreement, it is agreed that this written instrument embodies the entire agreement of the parties hereto with regard to the matters dealt with herein, and that no understandings or agreements, verbal or otherwise, exist between the parties except as herein expressly set out.

10. Time shall be of the essence in this Agreement.

11. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada The courts of the State of Nevada shall have sole jurisdiction to hear and determine all manner of disputes and claims arising out of or in any way connected with the construction, breach or alleged, threatened or anticipated breach of this Agreement and determine all questions as to the validity, existence or enforceability hereof.

12. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

13. All funds referred to in this Agreement are in US funds.

14. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. The parties hereto agree that they shall, before and after closing of the K-Tronik Agreement take all steps reasonably necessary to effect the transactions contemplated in this Agreement and, in particular, shall take all steps reasonably necessary to comply with any State or Federal US laws relating to the assignments of debt contemplated herein.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

LMC CAPITAL CORP.
/s/ Philip Cassis
Philip Cassis, President

K-TRONIK INT'L CORP.
/s/ Robert Kim
Mr. Robert Kim, President and Director

EIGER TECHNOLOGY CORP.
/s/ Gerry Racicot
Mr. Gerry Racicot, President and Director

ETIFF HOLDINGS, INC.
/s/ Keith Attoe
Mr. Keith Attoe, Secretary and Director